Exhibit 99.1

REGO Payment Architectures, Inc. Issues Shareholder Letter

and Provides Corporate Update

Technology and Continued Innovation Drive 2020 Product Growth

Blue Bell, PA – January 30, 2020 – REGO Payment Architectures, Inc. (“REGO”) (OTCQB: RPMT) today issued a letter to its shareholders from Chief Financial Officer Scott McPherson.

Dear Shareholders,

REGO’s corporate and technical progress in 2019 was both significant and substantial. The company streamlined its strategy to leverage its data control and identity management features. Highlighting these security and privacy discriminators allowed us to communicate how these essential building blocks in our architecture position us to offer our completely all-digital family wallet solution in the marketplace globally. As many are familiar, this technology is essential to enable the under 18-year-old age group to transact and socialize in a secure online environment guided by parental permission, oversight, and control.

During the summer of 2019, our technical development of a working demo successfully executed a live transaction and yields a Children’s Online Privacy Protection Act (COPPA) and EU General Data Protection Regulation (GDPR) compliant data set was a watershed milestone. The significance of the demo version of our application, currently able to be shown on Android, iPhone, and Amazon Fire, is unequivocal. The REGO platform opens up a COPPA/GDPR compliant payment gateway that currently does not exist for the parent and the child to execute on device purchases. The ability for this gateway to supplement existing content and services, as well as the ability to enhance data capture for parents, retailers, and other interested parties is significantly different from other current market offerings.

Technology & Customer Discussions

Throughout the past year, we made many changes to our enterprise architecture to position the offering for a product release in 2020. We replaced the card program manager and updated our code to utilize the new card manager’s API to move currency. We also replaced the issuing bank. These moves culminated with our announcement on January 14, 2020, of our partnership with Cornerstone Payment Systems, Inc. to extend the platform’s payment processing options—thereby solidifying all the financial infrastructure partnerships we needed to move towards a viable product.

In addition, we moved our platform from Amazon Web Services (AWS) to Microsoft Azure, conducted independent third-party tests of our application performance (receiving high marks), and finally, we renewed COPPA certification by PRIVO (a safe harbor and identity and consent service provider) in July 2019. Additionally, GDPR certification is underway and should be completed during the first quarter of 2020.

As we move through 2020, our main focus is to release the initial version of the platform. REGO announced on January 20, 2020, that it will be working with Blue Diamond Media to provide its anchor product, REGO Digital Wallet, to Blue Diamond Media’s network of customers. A roll-out plan has been delivered to Blue Diamond Media which outlines a swift trajectory from a pilot program to network-wide adoption throughout the year. This will be a significant opportunity for customer feedback and feature acceleration, as well as the ability for the platform to be more fully understood in the marketplace.

As we move forward, we expect our multi-pronged business model to provide REGO with the flexibility to drive sustainable revenues over the long-term. Among these options are potentially a technology licensing model, joint venture concepts, and white labeling to take advantage of significant business to business opportunity sets.

Continued Innovation

In addition to the launch of the product, we have formed the analytics division to distribute COPPA/GDPR certified data sets. The demand for a more stringent eye on privacy protection is on the rise and the data generated by the REGO platform is becoming all the more consequential. The proprietary data sets we generate specifically address COPPA/GDPR compliance and showcase the geography and age range of the purchaser. Our ability to forecast aggregate data clusters by location, age, payment, product, brand, and transaction data is one-of-a-kind.

Enhanced Branding Initiatives

In 2020, we are implementing initiatives to increase market awareness of our launch and subsequent successes. We have engaged branding and marketing specialists, One Kiln Marketing, to lead a comprehensive branding and communications program. Thus far, the firm has developed marketing assets for demonstration including slick sheet, logo development, and assisted in the development of the 90-day launch roll-out plan with Blue Diamond Media. We also plan to conduct a comprehensive revision of our corporate website—in the meantime, a new splash page is currently active.

REGO was featured in the January 2020 edition of Armed Forces Communications and Electronics Association’s (AFCEA) SIGNAL magazine, a defense communications and electronics publication, in which REGO was spotlighted for its ability to address a financial solution for remote military families. Our investment banker, SKB Capital, conducted a podcast interview highlighting REGO with the financial publication, Wall Street Analyzer.

During 2020, we also intend to increase our interface with the capital markets - details forthcoming. To assist with these efforts, in late 2019, we retained Morgan Lewis Bockius and SKB Capital.

Final Thoughts

In closing, the most consistent question we receive from investors, partners, and potential customers is – “why is REGO the only company able to deliver an all-digital COPPA/GDPR compliant family wallet?” I think it is important to offer my thoughts on this especially as we are about to engage the market with the REGO platform:

There is a fair amount of the REGO platform that is easily duplicated/commoditized— for example, the app skin, APIs to retailers, APIs to financial infrastructure, and cloud storage. But, just how defensible our market positioning remains, in the long run, rests on three defining factors:

1.	The ability to define data control settings from parent to child.

REGO approaches this problem using a master account to dictate purchase rules to sub-accounts via a hierarchical architecture – REGO has patent-protected this data control methodology. This approach adheres to data flow and privacy policy requirements specifically outlined for COPPA compliance. We believe other approaches based on machine learning (or other artificial intelligence) methodologies are potentially viable alternatives but are likely too costly, do not meet current compliance timelines, and may defy the core of COPPA’s "opt-in" parameters. That being said, there is plenty of room for next-generation automation techniques to be layered on REGO’s hierarchical approach. Given its current stability and scalability metrics, REGO strongly features these advances in its tech development roadmap —without compromising any of its current data control performance.

2.	The ability to (mis)attribute the child’s transaction and personal identification.

REGO has solved this hard problem by masking user data and maintaining separate identity and financial data flows— REGO has patent-protected this attribution methodology. As a result, REGO can verify the age of the internet user throughout the transaction lifecycle on its platform. Authenticating and validating the identity of the actual user on the internet maintains one of the hardest cybersecurity problems. Current world-class approaches are mainly not for commercial use; however, there is investment in commercial innovation in this area. Even so, we see the power of REGO's data control features and its (mis)attribution approach as inextricably linked and a key to its scalability and extensibility.

3.	The ability to disseminate transactional data on minors.

COPPA/GDPR compliant data can be disseminated, used, and sold. The highest value data will be that which shows the most nuanced detail afforded under current regulations. Without extreme data control features, such as in the REGO platform, any lesser data precision will thus be less valuable.

I see this rationale as the most fundamental reason why REGO is in position to create sustainable, long-term value for our shareholders.

Safe Harbor Statement

This document contains forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties, and assumptions about us that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: our ability to raise additional capital, the absence of any material operating history or revenue, our ability to attract and retain qualified personnel, our ability to develop and introduce a new service and products to the market in a timely manner, market acceptance of our services and products, our limited experience in the industry, the ability to successfully develop licensing programs and generate business, rapid technological change in relevant markets, unexpected network interruptions or security breaches, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments, intense competition with larger companies, general economic conditions, and other risks as described by us in Item 1.A “Risk Factors” in our most recent Form 10-K; other risks to which our Company is subject; other factors beyond the Company’s control.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. The Company has no obligation to and does not undertake to update, revise, or correct any of these forward-looking statements after the date of this report.

About REGO Payment Architectures, Inc.

REGO is a digital solution that enables children to stay safe in today’s tech-first environment. The REGO Digital Wallet platform allows parents and guardians to enable online shopping or digital spending at approved retailers, control what funds are available for which purchases, and reward children or pay allowance via the app. REGO is an innovative financial platform uniquely positioned due to its Children’s Online Privacy Protection Act (COPPA), California Consumer Privacy Act (CCPA), and General Data Protection Regulation (GDPR) compliance. Visit us at regopayments.com

Media Contact:

Kristin Graybill

One Kiln Marketing

talktous@1kiln.com

(o) 302.536.2180